Exhibit 11.  Computation of Net Income (Loss) Per Share.

                   TRANSTECH INDUSTRIES, INC.
        COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

                                       For the Nine Months Ended
                                              September 30,
BASIC:                                      2000        1999
Weighted Average Common Shares
  Outstanding                            2,829,190    2,829,190
Net Income (Loss)                       $ (793,000)  $  (82,000)
Basic Net Income (Loss)
  Per Common Share:
Net Income (Loss) per share                  $(.28)       $(.03)

DILUTED:
Weighted Average Common
    Shares  Outstanding                  2,829,190    2,829,190
Dilutive Stock Options Based
  Upon the Treasury Stock
  Method                                        -            -
                                         2,829,190    2,829,190
Net Income (Loss)                       $ (793,000) $   (82,000)
Diluted Net Income (Loss)
  Per Common Share:
Net Income (Loss) Per Share                  $(.28)       $(.03)



                                       For the Three Months Ended
                                               September 30,
BASIC:                                      2000        1999
Weighted Average Common Shares
  Outstanding                            2,829,190    2,829,190
Net Income (Loss)                       $ (220,000)  $ (285,000)
Basic Net Income (Loss)
  Per Common Share:
Net Income (Loss) per share                  $(.08)       $(.10)

DILUTED:
Weighted Average Common
    Shares  Outstanding                  2,829,190    2,829,190
Dilutive Stock Options Based
  Upon the Treasury Stock
  Method                                        -            -
                                         2,829,190    2,829,190
Net Income (Loss)                       $ (220,000) $  (285,000)
Diluted Net Income (Loss)
  Per Common Share:
Net Income (Loss) Per Share                  $(.08)       $(.10)